Exhibit 10.14

SECOND AMENDMENT TO RIGHT OF FIRST OFFER AGREEMENT

This SECOND AMENDMENT TO RIGHT OF FIRST OFFER AGREEMENT (the “Amendment”) is dated and effective as of February 28, 2020 (the “Amendment Date”), by and between NOCIMED, INC., a Delaware corporation with its principal place of business at 951 Mariners Island Blvd., Suite 300, San Mateo, CA 94404 (the “Company”), and NUVASIVE, INC., a Delaware corporation with its principal place of business at 7475 Lusk Boulevard, San Diego, CA 92121 (“NuVasive”). Capitalized terms used but not defined herein shall have the meanings assigned to them in the ROFO Agreement (as defined below).

WHEREAS, the parties previously entered into that certain Right of First Offer Agreement dated February 18, 2015, as amended pursuant to that certain First Amendment to Right of First Offer Agreement dated and effective as of July 27, 2017 (the “ROFO Agreement”); and

WHEREAS, the parties now desire to amend the ROFO Agreement in certain respects on the terms and conditions set forth herein.

NOW, THEREFORE, the parties hereby agree as follows:

1.     ADDITION OF SECTION 1.5. A new Section 1.5 of the ROFO Agreement shall be and is hereby added to the ROFO Agreement as follows:

“1.5 “Acquisition Price” shall mean the acquisition price of the Company based on the aggregate consideration directly or indirectly paid or payable to the Company and its shareholders, partners and members, as well as its holders of options, warrants, convertible securities, phantom equity and similar rights (collectively, “Equity Owners”) in connection with or as a result of a Sale Event (including retained assets and equity) determined as follows:

(A)    In the case of a Transaction involving the acquisition of equity securities, the Acquisition Price shall include the total consideration paid or payable to Equity Owners, plus the amount of all indebtedness for borrowed money of the Company outstanding immediately prior to the Transaction (collectively, “Indebtedness”).

(B)     In the case of a Transaction involving the acquisition of assets, the Acquisition Price shall include the total consideration paid or payable for the assets acquired plus (x) the amount of all assumed Indebtedness, plus (y) the sum of (i) the net book value of any current assets less current liabilities (determined in accordance with accounting practices consistent with the Company’s historical practice) retained by the Company (such current assets and current liabilities, the “Working Capital Assets”) and (ii) the fair market value of any assets less any liabilities, in each case, other than the Working Capital Assets retained by the Company.

(C)     In any Transaction, the Acquisition Price will include amounts payable pursuant to any earn-out, royalty or similar arrangement. To the extent payment of any consideration is contingent (any such consideration, “Contingent Consideration”), the fair market value of the contingent portion of the consideration shall be determined in good faith by the Board of Directors of the Company (the “Board”) and included in the Acquisition Price. Amounts payable pursuant to notes or an escrow arrangement will not be deemed contingent for purposes of calculating the Acquisition Price.

(D)    The Acquisition Price will be deemed to include all forms of consideration, including without limitation, cash and cash equivalents, notes and other evidence of indebtedness, securities and other property. Consideration other than cash and cash equivalents will be valued as follows: (i) notes and other evidence of indebtedness will be valued at face value; (ii) preferred stock will be valued at the greater of liquidation value or redemption price (unless fair market value is otherwise determined in good faith by the Board); (iii) common stock and securities convertible into common stock will be valued at fair market value; and (iv) securities and property not referenced above will be valued at fair market value; in each case of (iii) and (iv), as such fair market value is determined in good faith by the Board.”

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2.     ADDITION OF SECTION 2.7. A new Section 2.7 of the ROFO Agreement shall be and is hereby added to the ROFO Agreement as follows:

“2.7 Notwithstanding any provision of this Agreement to the contrary, this Section 2 shall not be applicable and shall be of no force or effect with respect to any proposed Sale Event in which the actual or expected Acquisition Price shall be greater than or equal to $40,000,000; provided, however, that in the event the actual or expected Acquisition Price as specified in any proposed acquisition agreement to be executed for any Sale Event is reduced to an amount less than $40,000,000, then all provisions of this Section 2 shall apply again and be in full force and effect and the Company shall be obligated to commence and complete the process and procedures set forth in this Section 2 with respect to such Sale Event prior to completion of such Sale Event.”

3.     GENERAL.

(a)               This Amendment shall be effective for all purposes as of the Amendment Date. Except as expressly modified herein, the ROFO Agreement shall continue in full force and effect in accordance with its original terms.

(b)               The ROFO Agreement, including as herein amended by and integrated with this Amendment, comprises the sole and exclusive agreement and consent of the parties, and the terms of which shall prevail over and amend or modify any otherwise conflicting term of any other prior or contemporaneous agreement or rights of the parties, regarding a Sale Event of the Company.

(c)                This Amendment may be executed in counterparts, each of which shall be deemed to be an original and together shall be deemed to be one and the same document. Electronic signatures shall be effective as original signatures.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the Amendment Date.

NOCIMED, INC.	NuVASIVE, INC.

By: /s/ L. Brett Lanuti	By:
L. Brett Lanuti	Name:
Chief Executive Officer	Title:

SIGNATURE PAGE TO THE SECOND AMENDMENT TO RIGHT OF FIRST OFFER AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amendment as of the Amendment Date.

NOCIMED, INC.	NuVASIVE, INC.

By:	By: /s/ Sean Freeman
L. Brett Lanuti	Name: Sean Freeman
Chief Executive Officer	Title: SVP Strategy & Corporate Development

SIGNATURE PAGE TO THE SECOND AMENDMENT TO RIGHT OF FIRST OFFER AGREEMENT